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                                                                  Exhibit 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

1. Data Translation Ltd
   Basingstoke, Hants
   England

2. Data Translation GmbH
   Bietigheim-Bissingen, Germany